U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

Equus Total Return, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509 76-0345915

(Commission File Number) (I.R.S. Employer Identification No.)

Eight Greenway Plaza, Suite 930, Houston, Texas 77046

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2010, Alan D. Feinsilver resigned as a member of the Board of Directors of Equus Total Return, Inc. (the "Fund"). Mr. Feinsilver was also a member of the Fund's Audit Committee and a member of the Committee of Independent Directors.

On April 28, 2010, Mr. Feinsilver informed the Fund that he resigned from the Board because of certain disagreements with the Fund's operations, policies and practices. In particular, he expressed the view that the Fund's nomination of its current slated director nominees was not in compliance with the Fund's corporate governance policies and procedures and applicable New York Stock Exchange ("NYSE") rules. He believed that that the Fund's Governance and Nominating Committee did not properly nominate director candidates and did not adequately develop and review background information on the candidates. The Fund, however, believes that each candidate was properly nominated and meets the director qualification requirements provided in the Committee's charter and applicable NYSE rules.

Mr. Feinsilver was provided a copy of this Current Report prior to it being filed.

Item 9.01 Financial Statements and Exhibits

    Exhibits

Exhibit No. Description

17.1 Resignation Letter of Mr. Feinsilver

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS TOTAL RETURN, INC.

Dated: May 4, 2010	By:	/s/ L'Sheryl D. Hudson
L'Sheryl D. Hudson Vice President and Chief Financial Officer